EMPLOYEE PERFORMANCE SHARE AWARD AGREEMENT

This EMPLOYEE PERFORMANCE SHARE AWARD AGREEMENT (the “Award Agreement”) is entered into as of the date of the grant set forth on the E*Trade system with respect to this grant (the “Grant Date”) between The Meet Group, Inc. (the “Company”) and the employee of the Company accepting an award hereunder (the “Grantee”).

WHEREAS, the Company has adopted the Amended and Restated 2012 Omnibus Incentive Plan (the “Plan”);

WHEREAS, the Plan permits the grant of units (“Performance Shares”) valued by reference to a designated number of shares of common stock of the Company, which value may be paid to a participant upon achievement of such performance goals as the Committee shall establish, in accordance with the terms and provisions of the Plan;

WHEREAS, the Company desires to grant Performance Shares to the Grantee, and the Grantee desires to accept such Performance Shares, on the terms and conditions set forth herein and in the Plan;

WHEREAS, the Performance Shares granted pursuant to this Award Agreement shall vest based on the attainment of performance goals related to total shareholder return (“TSR”) and continued employment; and

WHEREAS, the applicable provisions of the Plan, receipt of which the Grantee acknowledges, are incorporated into this Award Agreement by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein).

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.Grant of Performance Shares; Dividend Equivalents.

(a)    Grant. The Company hereby awards Performance Shares to the Grantee in the amount set forth on the E*Trade system with respect to this grant (hereinafter, the “Target Award”), subject to the vesting and other conditions of this Award Agreement. Payment of the Performance Shares will be based on achievement of the performance goals set forth in Schedule A (the “TSR Performance Goals”) and, except as otherwise provided herein, continued employment.
(b)    Dividend Equivalents.  Dividend equivalents (the “Dividend Equivalents”) shall accrue with respect to Performance Shares and shall vest and be payable subject to the same TSR Performance Goals, vesting terms and other conditions as the Performance Shares to which they relate.  Dividend Equivalents shall be credited on the Performance Shares when dividends are declared on Shares from the Grant Date until the payment date for the vested Performance Shares pursuant to Section 4 of this Award Agreement.  Vested Dividend Equivalents shall be paid in cash at the same time and subject to the same terms as the underlying vested Performance Shares.  If and to the extent that the underlying Performance Shares are forfeited, all related Dividend Equivalents shall also be forfeited.
2.Vesting.

(a)    General Vesting Terms. Except as set forth in Sections 2(b), 2(c) and 2(d) below, the Grantee shall vest on the Vesting Date in a number of Performance Shares with respect to the Target Award based on the attainment of the TSR Performance Goals as set forth in Schedule A as of the end of the period beginning on the Grant Date and ending the third (3rd) anniversary of the Grant Date (the “TSR Performance Period”), provided that the Grantee remains employed by the Company or a Subsidiary through the third (3rd) anniversary of the Grant Date (the “Vesting Date”). Except as specifically provided below in this Section 2, no Performance Shares will vest for any reason prior to the Vesting Date, and in the event of a termination of the Grantee’s employment prior to the Vesting Date, the Grantee will forfeit to the Company all Performance Shares that have not yet vested as of the Grantee’s termination of employment. Except as provided in Section 2(c) below, if the TSR Performance Goals are not attained at the end of the TSR Performance Period the Performance Shares will be immediately forfeited.
(b)    Involuntary Termination.
(1)    Except as provided in Section 2(d) below, if the Grantee incurs an Involuntary Termination (as defined below) prior to the Vesting Date, the Grantee’s Performance Shares will automatically vest effective as of the date of the Grantee’s Involuntary Termination (the “Termination Date”) based on attainment of the TSR Performance Goals through the Termination Date.

(2)    For purposes of this Award Agreement, the term “Involuntary Termination” shall mean the Grantee’s separation from service from the Company and its Subsidiaries on account of a termination by the Company or a Subsidiary without Cause, other than on account of death or Disability, provided the Grantee signs and does not revoke a release and waiver of claims in favor of the Company and its Affiliates in a form provided by the Company or Subsidiary, as applicable. If the Grantee and the Company or a Subsidiary are parties to an employment agreement providing for treatment of a termination by the Grantee for “Good Reason” as an involuntary termination, a termination by the Grantee for Good Reason as defined in such employment agreement shall be deemed to be an Involuntary Termination for purposes of this Award Agreement.

(c)    Death or Disability. In the event of the Grantee’s death or Disability while employed by the Company or a Subsidiary prior to the Vesting Date, the Grantee’s Performance Shares will automatically vest at the Target Award level on the date of the Grantee’s death or Disability, as applicable. For purposes of this Award Agreement, the term “Disability” shall mean a physical or mental impairment of sufficient severity that the Grantee is both eligible for and in receipt of benefits under the long-term disability program maintained by the Company or a Subsidiary, as applicable, and that meets the requirements of a disability under Section 409A of the

Code. The date of Disability for purposes of this Award Agreement is the date on which the Grantee commences to receive such long-term disability benefits.
(d)    Change in Control. If a Change in Control occurs prior to the Vesting Date, the outstanding Performance Shares will automatically vest as of the date of the Change in Control based on attainment of the TSR Performance Goals through the date of the Change in Control (using as the Closing Average Share Value, the value of a Share implied by the terms of the Change in Control).
(e)    Cause. Notwithstanding anything in these Terms and Conditions to the contrary, in the event the Grantee’s employment is terminated by the Company or a Subsidiary for “Cause” (as defined in the Grantee’s employment agreement with the Company or a Subsidiary), all outstanding Performance Shares held by the Grantee shall immediately terminate and be of no further force or effect.

(f)    Other Termination. Except as provided in Sections 2(b), 2(c) and 2(d), in the event of a termination of employment, the Grantee will forfeit all Performance Shares. No Performance Shares will vest after the Grantee’s employment with the Company or a Subsidiary has terminated for any reason.

3.Performance Shares Account. The Company shall establish a bookkeeping account on its records for the Grantee and shall credit the Grantee’s Performance Shares and Dividend Equivalents to the bookkeeping account. No interest will be credited to any such account.

4.Payment of Performance Shares.

(a)    Except as otherwise provided in this Section 4, if the Performance Shares vest in accordance with this Award Agreement, the Grantee shall be entitled to receive payment of the vested Performance Shares within ten days after the Vesting Date.

(b)    The vested Performance Shares shall be paid earlier than the Vesting Date in the following circumstances:

(1)    If the Performance Shares vest in accordance with Section 2(b) (the Grantee’s Involuntary Termination), the vested Performance Shares shall be paid within ten days after the date of the Grantee’s Termination Date.

(2)    If the Performance Shares vest in accordance with Section 2(c) (the Grantee’s death or Disability), the vested Performance Shares shall be paid within ten days after the date of the Grantee’s death or Disability, as applicable.

(3)    If a Change in Control occurs before the Vesting Date and Performance Shares vest in accordance with Section 2(d), the vested Performance Shares shall be paid upon or within ten days after the date of the Change in Control.

(4)    Notwithstanding subsection (2) above, if the Change in Control is not a “change in control event” under Section 409A of the Code, and if required by Section 409A of the Code, payment will not be made on the date described in subsection (2) and, instead, will be made within ten days after the Vesting Date.

(c)    On the applicable payment date, each vested Performance Share shall be settled in whole Shares equal to the number of vested Performance Shares, subject to (i) compliance with the six-month delay described in Section 10 below, if applicable, and (ii) the payment of any federal, state, local or foreign withholding taxes as described in Section 9 below. The obligation of the Company to distribute shares shall be subject to the rights of the Company as set forth in the Plan and to all applicable laws, rules, regulations, and such approvals by governmental agencies as may be deemed appropriate by the Committee, including as set forth in Section 12 below.

5.No Stockholder Rights. The Grantee has no voting rights and no rights to receive dividends (other than pursuant to Section 1(b) of this Award Agreement) or other ownership rights and privileges of a stockholder with respect to the Shares subject to the Performance Shares.

6.Adjustments. The Performance Shares granted hereunder shall be subject to adjustment in accordance with the Plan as in effect from time to time, including Section 12.2 of the Plan. Any adjustment that occurs under the terms of the Plan will not change the timing or form of payment with respect to any Performance Shares except in accordance with Section 409A of the Code.

7.Reservation of Right to Terminate Relationship. Nothing contained in this Award Agreement shall restrict the right of the Company to terminate the employment or service relationship of the Grantee at any time, with or without Cause. The termination of the employment or service relationship of the Grantee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 2 and 4 of this Award Agreement.

8.Assignment; Transfer. This Award Agreement shall be binding upon and inure to the benefit of the Company and its legal representatives, successors and assigns. The Performance Shares or Dividend Equivalents granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Award Agreement shall be void and the Company shall not be bound thereby.

9.Withholding. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Performance Shares or Dividend Equivalents. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Grantee such withholding taxes as may be required by law. Unless the Committee otherwise decides, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Performance Shares and Dividend Equivalents by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

10.Compliance with Section 409A of the Code. This Award Agreement and the Performance Shares and Dividend Equivalents granted hereunder are intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that this Award Agreement or the payment or settlement or deferral thereof is subject to Section 409A of the Code, the Performance Shares and Dividend Equivalents shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Award Agreement that would cause the grant of Performance Shares or Dividend Equivalents hereunder or the payment or thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. All payments to be made upon a termination of employment hereunder may only be made upon the Grantee’s “separation from service” (as defined under Section 409A of the Code). Should any payments made in accordance with this Award Agreement be determined to be subject to Section 409A of the Code, payable in connection with the Grantee’s “separation from service” (as defined under Section 409A of the Code), and not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Grantee’s date of “separation from service,” will be paid in a lump sum on the earlier of the date that is six (6) months after the Grantee’s date of “separation from service” or the date of the Grantee’s death, to the extent required by Section 409A of the Code. For purposes of Section 409A of the Code, each payment to be made to the Grantee in accordance with this Award Agreement shall be treated as a separate payment. Should any payments made in accordance with this Award Agreement be determined to be subject to Section 409A of the Code and payment is subject to the execution of a release of claims in favor of the Company and its Affiliates, and if payment with respect to the Performance Shares or Dividend Equivalents that is subject to the execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year, if required by Section 409A of the Code. In no event shall a Grantee, directly or indirectly, designate the calendar year of payment.

11.Parties Bound by Plan. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan, including under Section 4.2 of the Plan, shall be final and shall be binding and conclusive for all purposes on the Company and the Grantee and the Grantee’s respective successors in interest.

12.Grant Subject to Applicable Laws and Company Policies. This Award Agreement shall be subject to any required approvals by any governmental or regulatory agencies. This award of Performance Shares and Dividend Equivalents shall also be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Company from time to time in accordance with applicable law. Notwithstanding anything in this Award Agreement to the contrary, the Plan, this Award Agreement, and the Performance Shares and Dividend Equivalents granted hereunder shall be subject to all applicable laws, and, subject to the following sentence, the Committee reserves the right to modify this Award Agreement, the Performance Shares and Dividend Equivalents as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Company from time to time. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Performance Shares and Dividend Equivalents, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications, provided that no such modification of this Award Agreement or modification of policies of the Company applicable to this Award Agreement shall impair the rights of the Grantee in any material respect under this Award Agreement without such Participant’s consent except to the extent that the Committee, in its discretion, determines that such modification is required by applicable law.

13.Severability. In the event any parts of this Award Agreement are found to be void, the remaining provisions of this Award Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14.Cancellation or Amendment. This Award Agreement and the grant hereunder may be canceled or amended by the Committee, in whole or in part, in accordance with the applicable terms of the Plan.

15.Notices and Addresses. All notices, offers, acceptance and any other acts under this Award Agreement (except payment) shall be in writing and shall be delivered to the addresses in person, by FedEx or similar delivery, if to the Grantee to his or her address on file with the Company’s Director of Human Resources, and as follows:

The Company:                The Meet Group, Inc.
                100 Union Square Drive
                New Hope, PA 18938
                        Attention: Frederic Beckley

with a copy to:                James McKenzie
Morgan, Lewis & Bockius
1701 Market St.
Philadelphia, PA 19103-2921

or to such other address as either of them, by notice to the other may designate from time to time.

16.Governing Law. This Award Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of Delaware without regard to choice of law considerations.

17.Entire Agreement. This Award Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. In the event of any conflict between any provision of an employment agreement, vesting agreement or other agreement between the Grantee and the Company or a Subsidiary, the terms of this Award Agreement shall govern. Neither this Award Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

18.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Award Agreement may be by actual or facsimile signature.

19.Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Award Agreement.

20.Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by or arising under this Award Agreement shall be brought only in the state or federal courts of Pennsylvania and venue shall be in Bucks County or appropriate federal district and division. The parties to this Award Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.